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                                                                    Exhibit 5.01


LOEFF CLAEYS VERBEKE

Lernout & Hauspie Speech Products N.V.
Flanders Language Valley 50
B-8900 Ieper, Belgium



By courier
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Brussels, August 23, 2000



Ref.
Telephone   00 32 2 778 24 48
Direct fax  00 32 2 778 24 54


Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:


We have acted as counsel on matters of Belgian law in connection with the filing with the United States Securities and Exchange Commission of the aforementioned S-8 registration statement (the "Registration Statement") pursuant to which Lernout & Hauspie Speech Products N.V. (the "Company") is registering under the United States Securities Act of 1933, 2,000,000 shares of the Company's common stock (the "Common Stock"), with a par value of 10.77225 BEF per share, pursuant to the 2000 Employee Stock Option Plan adopted by resolution of the Company's shareholders on June 5, 2000, as amended pursuant to a resolution of the board of directors of the Company dated August 2, 2000 (the "Amended ESOP 2000").

For the purpose of rendering this opinion, we have examined and relied solely upon the executed copy of (i) the minutes of the shareholders' meeting of the Company held on June 5, 2000 and (ii) the board resolutions of the Company of August 2, 2000.

Based upon the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of warrants granted pursuant to the Amended ESOP 2000 has been duly authorized and,
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when issued and delivered upon exercise of the warrants in accordance with the applicable provisions of Belgian company law and the terms of the Amended ESOP, will be validly issued, fully paid and nonassessable.

This opinion is only with respect to matters of Belgian law. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof.

This opinion may be used in connection with the offering of the Common Stock only while the Registration Statement remains in effect.

This opinion is rendered in accordance with the rules of the Brussels Bar.

Very truly yours,



/s/ Philippe Hamer              /s/ Peter Bienenstock
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Philippe Hamer                  Peter Bienenstock

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